EXHIBIT 10.2

LUMINENT MORTGAGE CAPITAL, INC.

NOTE

$5,000,000.00 New York, New York September 12, 2007

FOR VALUE RECEIVED, LUMINENT MORTGAGE CAPITAL, INC., a Maryland corporation (the “Borrower”), promises to pay to the order of Arco Capital Corporation Ltd. (the “Lender”), at the time or times which shall be determined by the provisions of the Credit Agreement referred to below, FIVE MILLION DOLLARS AND 00/100 ($5,000,000.00) or, if less, the unpaid principal amount of the Loan evidenced by this Note and made by the Lender to the Borrower under the Credit Agreement referred to below.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date such amount is advanced by the Lender to the Borrower until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement (as amended as of September 12, 2007, the “Credit Agreement”) dated as of August 21, 2007 between the Borrower and the Lender.

The date and amount of the Loan evidenced by this Note and, each repayment and prepayment of principal thereof, shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure to make or any error in making any such endorsement on such schedule shall not limit, extinguish or in any way modify the obligation of the Borrower to repay the Loan evidenced by this Note strictly in accordance with the Credit Agreement.

This Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby and thereby are made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful currency of the United States of America without defense, set-off or counterclaim, in immediately available or same day funds, delivered to the Lender not later than 2:00 p.m. (New York City time) on the date due, at its address referred to in the Credit Agreement or to such other location as the Lender may designate from time to time.

This Note may be transferred by the Lender without the prior written consent of the Borrower. Until notified in writing of the transfer of this Note, the Borrower shall be entitled to deem the Lender as the holder of this Note. The Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal and interest on this Note.

This Note is subject to prepayment at the option of the Borrower as provided in the Credit Agreement. Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

LUMINENT MORTGAGE CAPITAL, INC.

By: /s/ S. TREZEVANT MOORE, JR.
S. Trezevant Moore, Jr.
Chief Executive Officer

Schedule of Loans

Date of Loan:

Principal Amount of Loan:

Duration of Interest Period:

Payments or Prepayments of Principal:

Balance Outstanding:

Notation made by: